UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Pernix Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pernix Group, Inc.

151 E. 22nd Street.

Lombard, Illinois 60148

Notice of Annual Meeting of Stockholders

To be held December 1, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pernix Group, Inc., a Delaware corporation (the “Company”), will be held on December 1, 2014 at 9:00 a.m. local time, at our corporate offices located at 151 E. 22nd Street., Lombard, Illinois 60148 for the following purposes:

1. To elect seven nominees to the Board of Directors of the Company.

2. To ratify the selection of BDO USA, LLP as the Company’s independent registered auditor of record for 2014.

3. To approve the allocation of an additional 1,000,000 common equity shares to the Equity Incentive Plan.

4. To allow the Shareholders to cast an advisory vote on executive officer compensation.

5. To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on October 28, 2014 are entitled to notice of and to vote at this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s offices located at 151 E. 22nd Street, Lombard, Illinois 60148.

Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed Proxy Card so that as many shares as possible may be represented at the meeting.

The vote of every stockholder is important and your cooperation in promptly returning your executed Proxy Card will be appreciated. Each Proxy Card is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting.

By Order of the Board of Directors,
Nidal Z. Zayed
Chief Executive Officer & President
Lombard, Illinois
Dated: October 23, 2014

Pernix Group, Inc.

151 E. 22nd Street

Lombard, Illinois 60148

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pernix Group, Inc., a Delaware corporation (the “Company” or “Registrant”), of Proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 1, 2014, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on or about October 31, 2014. If you would like to request delivery of a single copy of the materials if multiple shareholders share the same address, please send your request in writing addressed to Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois 60148, Attention: Corporate Secretary.

Revocability of Proxies

Any stockholder who executes and returns a Proxy Card may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy Card.

Record Date

Stockholders of record at the close of business on October 28, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of October 21, 2014, 9,403,697 shares of the Company’s common stock are issued and outstanding and are each entitled to one vote, resulting in total votes of 9,403,697 for the Pernix Group, Inc. Common Stock.

Voting and Solicitation

All shares represented by valid Proxy Cards received prior to the Annual Meeting will be voted and where a stockholder specifies by means of the Proxy Card a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If no instructions are given on the executed Proxy Card, the Proxy Card will be voted as follows:

For stockholders of record: If you are the stockholder of record and you do not vote by proxy card, by telephone or via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name: If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions.

Routine matters - Under national securities exchange rules, your broker may vote shares held in street name on certain “routine” matters without your instruction. National securities exchange rules consider the ratification of the appointment of our independent registered auditor of record to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you.

Non-Routine Matters - When a proposal is not a routine matter, such as the election of directors, the approval of the allocation of an additional 1,000,000 common stock equity options shares to the Equity Incentive Plan and the advisory vote by the Shareholders on executive officer compensation, and you have not provided voting instructions to the bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.”

The Company’s Bylaws provide that a majority of the shares entitled to vote, whether present in person or represented by Proxy Card, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. “Broker non-votes” are shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority or otherwise.

Only stockholders of record at the close of business the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the end of business on October 21, 2014, there were 9,403,697 issued and outstanding.  Each stockholder shall have one vote for every share of Common Stock registered in the stockholder’s name on the Record Date.

Pursuant to the Bylaws and policies of the Company, in advance of the Annual Meeting the management of the Company and the Board of Director has approved the record date and the appointment of an independent Inspector of Elections to supervise the voting of shares for the Annual Meeting. The Inspector will decide all questions respecting the qualification of voters, the validity of the Proxy Cards and the acceptance or rejection of votes. The Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

With respect to Proposals 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote. With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than seven directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

Broker non-votes will not affect the outcome on a proposal that requires a plurality vote or on a proposal that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote.

The election of directors shall be determined by a plurality of votes cast by the common stockholders. The ratification of the selection of auditors and the approval of the allocation of an additional 1,000,000 common stock equity options shares to the Equity Incentive Plan will be determined by a majority of those entitled to vote and who are present, in person or by proxy, at the Annual Meeting. Proposal 4, (Say on Pay proposal) the advisory vote by the Shareholders on executive officer compensation, represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Currently, the Shareholders vote every six (6) years on the frequency of the executive compensation advisory vote and the next vote pertaining to frequency will occur in connection with the 2017 Annual Meeting.

The cost of soliciting proxies will be borne by the Company as the Company is the solicitor of the proxy. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employers, without additional compensation, personally or by telephone or telecopy.

The Stockholders have no right under the Delaware General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the amendment.

Security Ownership of Management and Certain Beneficial Owners

The following table contains information as of October 21, 2014, regarding the ownership of the Common Stock of the Company by: (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the one other most highly compensated executive officer of the Company whose salary and bonus for the fiscal year ended December 31, 2013, exceeded $100,000, and (iv) all executive officers and directors of the Company as a group.

Name and Address (if more than 5% beneficial ownership)	Number of shares (1)	Percent of Shares (2)
Ernil Continental Sa Bvi European Office Herrengasse 5 PO Box 1155 FL-9490 Vaduz Principality of Lichtenstein	4,386,313	46.6%
Halbarad Group Ltd Bvi European Office Herrengasse 5 PO Box 1155 FL-9490 Vaduz Principality of Lichtenstein	3,628,643	38.6%
Al Amal Investment Co. KSCC Dasman Complex Block #2 Fl #3 Ahmed Al Jaber St Sharq 13031 Kuwait	549,396	5.8%
Sayed Hamid Behbehani & Sons Co. and Family Members Po Box 3065 Safat 13031 Kuwait	527,936	5.6%
Max Engler (3)	3,334	*
Ibrahim Ibrahim	667	*
Ralph Beck	—	*
Trudy Clark	—	*
Don Gunther	—	*
Carl Smith	—	*
Nidal Z. Zayed	700	*
Carol J. Groeber	—	*
Patrick J. Gainer	—	*
Gregg Pollack	1,000	*
All Executive Officers and Directors as a Group (8 Persons)	5,701	*
Total beneficially owned outstanding shares	9,097,989	96.7%
Outstanding shares of other stockholders	305,708	3.3%
Total shares outstanding	9,403,697	100.0%

* Less than 1%

(1) Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, except as noted in the following table:

Name of Legal Entity	Name of Natural Person(s) having sole or shared voting and investment control over Pernix Group, Inc. shares held by the named legal entity
Al Amal Investment Company KSCC	Nasrallah Behbehani
Ernil Continental SA BVI	Mrs. Vanessa Cosi, Mrs. Sandra A. Marc-Büchel and Fidu-Finanz Trustee Services Est.,
Halbarad Group Limited BVI	Mrs. Vanessa Cosi, Mrs. Sandra A. Marc-Büchel and Fidu-Finanz Trustee Services Est.,
Sayed Hamed Behbehani and Sons Co.	Fouad Behbehani and Nasrallah Behbehani

(2) Calculated on the basis of 9,403,697 shares of Common Stock outstanding as of October 21, 2014.

(3) Max Engler serves as a director for Litra Holding, A.G. Litra Holding owns directly 33,000 shares of Pernix Group, Inc. common stock.

Equity Compensation Plans

2014 Equity Incentive Plan (EIP)- In late 2013, the Company’s shareholders and board of directors adopted the 2014 EIP that provides for the issuance of a variety of equity awards to employees, non-employee directors and consultants. Under the terms of this plan, 1.8 million shares, which were previously allocated for issuance under the LTIP and ISOP, are reserved for issuance under the EIP.  On February 8, 2014, 375,000 options were granted with a three year vesting schedule. As of June 30, 2014, a total of 368,000 options remain outstanding.

2013 Long Term Incentive Plan (LTIP)- During late 2012 the Company’s shareholders approved the LTIP. The LTIP is a non-employee Director and Consultant compensation plan. On February 8, 2013, 78,500 options were granted to six non-employee directors with a three year vesting schedule. As of June 30, 2014, a total of 35,166 options were vested under this plan. The remaining 706,500 shares available to be awarded were transferred to the EIP as described above during late 2013. No additional shares are anticipated to be awarded under the LTIP

2012 Employee Incentive Stock Option Plan (ISOP)— Under the ISOP Plan, options granted in 2013 had vesting periods of 3 years. As of June 30, 2014, a total of 373,750 options were outstanding under this plan. The remaining 1,126,250 shares available to be awarded were transferred to the EIP as described above during late 2013. No additional shares are anticipated to be awarded under the ISOP.

The stock option grants are coterminous with the expiration date of the plan or 10 years from the date of the grant, whichever occurs sooner. The exercise price is the fair market value of a share of Pernix Group, Inc. common stock as of the grant date. The number of stock options granted to the directors is as follows:

	LTIP	EIP
Ralph Beck, Former Chairman	13,500	50,000
Trudy Clark, Director	13,000	13,000
Max Engler, Director	13,000	13,000
Don Gunther, Chairman	13,000	25,000
Ibrahim Ibrahim, Director	13,000	13,000
Carl Smith, Director	13,000	13,000
C. Robert Campbell, Director	—	26,000

The following summarizes stock option activity for the six months ended June 30:

	2014		2013
EIP	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Options outstanding, at beginning of year	—	$ N/A	—	$ N/A
Granted	375,000	2.07	—	N/A
Exercised	—	N/A	—	N/A
Forfeited / expired	7,000	2.07	—	N/A
Options outstanding, at June 30	368,000	2.07	—	N/A
Options exercisable, at June 30	50,000	$2.07	—	$ N/A

	2014		2013
LTIP	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Options outstanding, at beginning of year	78,500	$2.09	—	$ N/A
Granted	—	N/A	78,500	2.09
Exercised	—	N/A	—	N/A
Forfeited / expired	—	N/A	—	N/A
Options outstanding, at June 30	78,500	2.09	78,500	2.09
Options exercisable, at June 30	35,166	$2.09	—	$2.09

	2014		2013
ISOP	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Options outstanding, at beginning of year	379,000	$2.09	152,500	$2.09
Granted	—	N/A	347,500	2.09
Exercised	—	N/A	—	N/A
Forfeited / expired	5,250	2.09	98,250	2.09
Options outstanding, at June 30	373,750	2.09	401,750	2.09
Options exercisable, at June 30	134,166	$2.09	30,500	$2.09

The following table summarizes information about stock options outstanding at June 30, 2014:

Plan	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Grant Date Intrinsic Value
EIP	368,000	9.6	$2.07	$—

LTIP	78,500	8.6	$2.09	$—

ISOP	373,750	8.3	$2.09	$—

As approved by the Compensation Committee of the Board of Directors of Pernix Group, Inc. on September 8, 2014, an equity award grant of 1,000,000 stock options with an estimated value of $0.8 million and a three year vesting period was awarded to Nidal Z. Zayed, the President and CEO of the Company, in light of an independent compensation study recently commissioned by the Company’s Board. The Board has approved the grant award to better align the total compensation package of the Company’s President and CEO with that of peers outlined in the compensation study. The Employee Stock Option Grant was awarded under the Company’s 2014 EIP.

On September 22, 2014 Mr. Patrick J. Gainer joined Pernix Group, Inc. (the Company) on a full-time basis and on September 25, 2014, was appointed to the position of Chief Financial Officer by the Company’s board of directors. Mr. Gainer, age 54, is an accomplished senior financial executive with more than 25 years of multi-industry experience. Mr. Gainer most recently served as a managing partner and CFO for two private equity portfolio companies where his responsibilities included finance, controls, audit, tax, treasury, accounting, information technology and operations. Prior to that Mr. Gainer had a twenty plus year accomplished career with Motorola in Schaumburg, Illinois where he held progressive positions with his most recent assignment being Vice President and Director of Finance of a $1.7 billion global automotive business unit.  Mr. Gainer is a proven professional, with deep knowledge of operations, international finance, optimizing profitability and is skilled in identifying acquisition targets, negotiating, structuring and closing transactions and related financing as well as company reorganization. Mr. Gainer also worked for several years in public accounting at the beginning of his career. Mr. Gainer, a Certified Public Accountant, graduated from Loyola University of Chicago (B.S, Accounting) and University of Chicago, Booth School of Business (MBA, Finance and International Business).

In connection with Mr. Gainer’s appointment as Chief Financial Officer, the Company approved the following compensation arrangements: (i) annual base salary of $250,000; (ii) annual bonus opportunity of up to 40% of his base salary; (iii) other benefits commensurate with his position, including the award of 50,000 stock options in Pernix Group, Inc. under the EIP with an estimated value of $31,000 and a vesting period of 3 years.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 may require an issuer’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). If required, such persons must furnish the Company with copies of all Section 16(a) forms filed by such persons.

The Company believes that its executive officers, directors and more than 10% stockholders have made such filings under applicable regulations during 2013 and 2014.

PROPOSALS TO BE PRESENTED AT 2014 ANNUAL MEETING

ITEM 1.

NOMINATION AND ELECTION OF DIRECTORS

The Company currently has a seven-member Board of Directors. The nominees for election at the 2014 Annual Meeting are:

Don Gunther

Trudy Clark

Max Engler

Ibrahim Ibrahim

Carl Smith

C. Robert Campbell

Nidal Z. Zayed

Certain information with respect to their ages and background is set forth below. The Board of Directors unanimously recommends a vote “FOR” each of the nominees named for election above.

Each nominee will hold office for a period of one year from the date of the annual meeting or until the director’s term expires or until a successor is elected and qualified, unless the director resigns or his or her office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company.

It is intended that votes pursuant to the Proxy Cards will be cast for the named nominees. The persons named in the accompanying form of Proxy Card will vote the shares represented thereby for the nominees. Management knows of no reason why any of these nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the Proxy Cards will be voted for the election of such other person(s) for the office of director as the Board may recommend in the place of such nominee(s).

The Company and the Majority Stockholders are parties to a Special Security Agreement with the United States government. That Special Security Agreement establishes certain criteria for the qualifications of directors that the United States Government requires for the Company to hold a Facility Security Clearance. These criteria include that certain directors be U.S. Citizens, hold or be eligible to hold Personnel Security Clearances and be otherwise approved by the United States Government. Such criteria are met and will continue to be monitored in the future to ensure compliance.

If a quorum is present and voting, the seven nominees receiving the highest number of votes by the common stockholders will be elected for the ensuing one-year term.

Pernix Group is a global company managed from Lombard, Illinois. The Company was formed in 1995 as Telesource International, Inc., a wholly-owned subsidiary of SHBC, a Kuwait-based civil, electrical and mechanical construction company. In 2001, the Company was incorporated in Delaware and became an SEC registrant. Pernix

Group is a diversified contractor that is engaged in two primary operating business segments: Construction Services as a Design-Build General Contractor in the public and private markets and Power Generation Services as a builder, manager and investor in Power Projects as an Independent Power Producer and as a General Contractor. Pernix has full-scale construction and management capabilities, with subsidiaries / branch offices in the South Pacific islands of Fiji and Vanuatu and the Solomon Islands, in Africa, United Arab Emirates, in Iraq and in the U.S. We provide our services in a broad range of end markets, including construction, construction management, power and facility operations and maintenance services.

As of October 21, 2014, the Company conducts its operations through the parent and its eleven subsidiaries including:

Pernix (Fiji), Limited formally Telesource (Fiji), Limited

Pernix/SHBC Joint Venture

Pernix Technical Works, LLC

Vanuatu Utilities and Infrastructure Limited

Pernix Universal Energy Joint Venture

Pernix-Serka Joint Venture

Pernix-LTC Joint Venture

Pernix-Niger

Pernix RE, LLC

Pernix Kurdistan, LLC

Pernix Solomon Islands Limited

Director Qualifications

Our Board believes that each Director should bring experience and skills significantly in excess of basic qualifications under the Special Security Agreement discussed above, and that collectively the Board should possess significant experience and strong skill sets in the areas of most significance to the Company.

As a company with international projects, including complex construction and infrastructure projects, and also as one publicly traded on the OTC Quotation Board, our Board believes that our Directors should collectively possess strength in the following experiences, qualifications, attributes and skills (though it is not necessary, nor expected, that every Director will possess strengths with respect to each of these traits):

• Executive management, including current or recent Chief Executive Officer (CEO) experience

• Power and / or construction, engineering and related business financing

• Financial management and reporting

• Corporate governance

• Strategic planning

• Crisis and risk management

• Executive compensation

• International business

• Military or federal government experience

Our Board considers the qualifications of our current Directors and the collective competencies of our Board on an annual basis, prior to considering the nominees to be submitted to the stockholders for approval at the next annual stockholders meeting. The Board believes that our current Directors, all of whom have been nominated for re-election at the 2014 Annual Stockholders Meeting, individually and collectively possess the experience, qualifications, attributes and skills necessary for our Board to fulfill its obligations and assist the Company in achieving its business objectives. In particular:

• All of our current board members have held senior positions in the principal business areas of the Company. Five of our current seven directors up for re-election are or have been senior executives in companies or industries related to the Company’s business operations. In addition, the other two directors have held senior command and leadership positions in the military and / or in the federal government a principal client of the Company, in agencies related to the Company’s business.

• Our CEO has been a senior executive with the Company since 1996, providing significant executive management and leadership skills.

• Several of our directors also serve, or have recently served, as directors of other companies, providing them with corporate governance and leadership experience and skills.

• All of our Directors possess substantial financial skills gained through their business experiences, and two of our directors have been determined to be “audit committee financial experts,” as defined by the SEC.

• Two independent Directors have been reviewed and approved by the United States government, in accordance with the Company’s Special Security Agreement, in order to ensure compliance with the terms of the Agreement and oversee the Company’s efforts to safeguard and control classified information in the possession of the Company.

• At least one of our Directors possesses extensive experience and strong skills with respect to each of the other disciplines most important to our Company’s growth and success, including strategic planning, crisis and risk management, executive compensation, information technology, and international business.

In addition to these skills, our Board believes that good corporate governance, and the ability of a Board to fulfill its fiduciary duties, is directly correlated with other traits such as sound judgment, independence in fact and in mindset, collegiality, trust, respect, confidentiality and integrity. Our Board expects the boardroom to be a place where vigorous discussion of the key issues confronting the Company takes place, and where all Directors feel comfortable expressing viewpoints which may differ from those of other Directors, but such discussions shall be conducted in a respectful manner in which each Director feels that his or her viewpoint has received fair consideration. Our Board also believes that a boardroom atmosphere that promotes consensus decision making whenever feasible is a strong contributor to good corporate governance. In selecting nominees to stand for election to the Board, our Board views these traits as being of equal importance to skills listed above. Our Board believes that its present members each individually possess these traits and that in combination this results in a Board that acts consistent with corporate governance best practices and which fulfills its fiduciary duties. Our Board carefully considers how a potential new nominee will impact Board collegiality, trust and respect, and the boardroom atmosphere, as part of the nomination process. Our Board believes that each of our current Directors (who are also the nominees for election at our 2013 Annual Shareholders Meeting) individually possess the particular experiences, qualifications, attributes and skills that make him or her exceptionally well qualified to serve on our Board, as follows:

Name and Age; Years Served as Director	Principal Occupation for Past Five Years; Other Directorships
Don Gunther Age 75 Chairman of the Board Director Since 2012

Mr. Gunther, was appointed as a Director of Pernix Group, Inc. and was appointed to the Compensation Committee on December 12, 2012.  Effective December 31, 2013, Mr. Gunther was also appointed Chairman of the Board for Pernix Group, Inc. Mr. Gunther also serves as Chairman of the Board of INgage Networks, a high-tech company that is a leading enterprise networking organization and until mid-2014 was a director of WPX Energy, Inc., an oil and gas exploration and production company. Previously, until his retirement in 1999, Mr. Gunther was Vice Chairman and Director of the Bechtel Group, where he had responsibility for all of the global industry units and all corporate functions, including project management, engineering, procurement, construction, information services, information technology and contracts. Mr. Gunther’s 38-year career with Bechtel provided him with experience as a field engineer and he ultimately became a driving force behind Bechtel’s work processes, marketing strategies, organizational structure and leadership development efforts. He served as project manager and held various positions of leadership both domestically and internationally. Mr. Gunther received a bachelor’s degree in civil engineering, and an honorary doctorate, from Missouri University of Science and Technology, and served as a trustee and advisor to the University.

Trudy Clark Age 65 Director Since 2007

Major General (Ret.) Clark brings to the Board particular strength with respect to leadership skills, crisis management skills, and strategic planning skills, as well as significant insight into procurement activities with the U.S. government and management and oversight of classified projects. General Clark has over twenty years of experience in innovative delivery of support services at worldwide locations in units of 60-2000 members and budgets from $1 million - $2.9 billion. General Clark is an experienced leader with exceptional organizational and facilities management skills. She served as the Deputy Director of the Defense Threat Reduction Agency, directing approximately 4,000 government and contractor personnel at 30 locations worldwide dealing with threats of weapons of mass destruction (WMD), and conducting international and homeland security exercises for the Department of Defense. Additionally, while serving as the Chief Information Officer and Director for Command, Control, Communications and Computers, US Strategic Command, General Clark supported the government and contractors to develop software, lifecycle management and strategic planning for modernization of over $5 billion of nuclear decision support systems. General Clark has a Masters in Guidance and Counseling from Troy State University in Alabama and has completed executive seminars at Syracuse, John Hopkins and Harvard Universities.

Max Engler Age 65 Director Since 1997

Mr. Engler brings to the Board particular strength with regard to leadership skills, international business and financial management and reporting skills, and corporate governance skills. From 1988 to present Mr. Engler has been an independent Financial Consultant and is also on the Board of Directors of various companies in Switzerland and abroad. From 1984 to 1988 Mr. Engler headed the Private Banking desk (Middle East and Far East) of Bank Leu as Vice President. He is a director of Computhink Incorporated, Belmoral S.A., Retsa Development Inc., FSD Holdings PLC, Litra Holdings AG, Linos Consulting AG, Trafex Ltd., R.C.W. Enterprises S.A., and TransRadio SenderSysteme Berlin AG.

C. Robert Campbell Age 70 Director Since 2013

Mr. Campbell, was appointed as a Director of Pernix Group, Inc. and was appointed to the Compensation Committee and as Chairman of the Audit Committee effective December 31, 2013. Bob brings a vast amount of financial management experience gained through his time serving in various executive level positions for several publically traded companies. Prior to his retirement, Mr. Campbell served as Executive Vice President and Chief Financial Officer of MasTec, an infrastructure construction company based in Coral Gables, Florida. Prior to joining MasTec, Mr. Campbell served several public companies in various executive level roles including Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and Head of Planning and Development. Prior to joining MasTec, Mr. Campbell worked at TIMCO Aviation, BAX Global, Flagstar Restaurants and Ryder System. He received an MBA degree from Columbia University, an MS in accounting from Florida International University and a BS in industrial relations from the University of North Carolina-Chapel Hill. Currently Bob serves as Lead Director for Forward Air, a NASDAQ-listed company.

Ibrahim M. Ibrahim Age 73 Director Since 1999

Mr. Ibrahim brings to the Board particular strength with regard to financial skills, international business skills and corporate governance skills. Mr. Ibrahim has retired after working for more than 40 years in leading positions for major banks in the United States and abroad. He was a Vice President and General Manger of Continental Bank in Chicago, Lebanon and Bahrain (1969 — 1984). He also worked for First National Bank Chicago as Vice President and Head of Credit and Marketing for their Middle East head-quarter in Dubai (1984-1986). Then he moved to Kuwait in 1986 and had been there for more than 23 years. He was the General Manager & Head of International Business at The Gulf Bank (1986 — 2001), and General Manger, Head of International Group at Commercial Bank of Kuwait (2001 — 2004). His last position before retirement was General Manager of Al Ahli Bank of Kuwait (2004 — 2009). Mr. Ibrahim received his M.B.A. in International Business from De Paul University in Chicago; his M.S. in Taxation from University of Alexandria and his B.A. in Accounting from the University of Alexandria.

Carl Smith Age 66 Director Since 2007

Mr. Smith brings to the Board particular strength with regard to leadership skills, crisis management skills, and strategic planning skills, as well as significant insight into the Company’s obligations with the U.S. government and for the management and oversight of classified projects. Mr. Smith, a graduate of the University of Hawaii, obtained his Juris Doctorate at University of California Law School and has over thirty years of experience in government contracting, defense acquisition, international agreements, telecommunication regulations, information security and is an expert in Cyber Law/Information Assurance, Fiscal Law, FOIA, Privacy Act and the Ethics in Government Act. Mr. Smith served as the General Counsel for the Defense Information Systems Agency, offering advice and guidance to the Agency Director and the Senior Executive Team on a full spectrum of legal issues, including government contracting. While serving as the Chief Regulatory Counsel-Telecommunications for the Department of Defense, Mr. Smith was responsible for advising the Office of Science and Technology Policy and the Assistant Secretary of Defense in Telecommunication Regulatory matters that affected national security, emergency preparedness as well as the Department of Defense’s commercial interests. He is a member of the Hawaiian and D.C. Bar Associations.

Nidal Zayed Age 54 Director Since 1998 President & Chief Executive Officer since 2005

Mr. Nidal Zayed, Director, Chief Executive Officer & President of Pernix Group, Inc. joined the Company in January 1996 and became a Director in 1998. Mr. Zayed has primary responsibility for setting the strategic vision and operational goals for the Company. He serves as a critical link between management and our Board, enabling our Board to perform its oversight function with the benefit of management’s perspective on the business. Mr. Zayed is active in business development and client management efforts, and possesses a broad range of financial, legal, operational and personnel management skills needed in his role as a Director and Chief Executive. Mr. Zayed earned a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982 and has extensive international and domestic business experience.

Independence

All directors currently serving on the Board and all nominees for director, except Mr. Zayed, are independent under the applicable independence rules from the NASDAQ listing standards, which the Company has adopted as the Company’s standards for independence. The Board also determined that members of the Compensation Committee meet all applicable independence tests of the NASDAQ listing standards, Securities and Exchange Commission, and Internal Revenue Service.

Compensation of the Board

Board member compensation is based on a recent analysis of competitive survey data and peer group proxy information.

Each non-employee director earned an average annual director fee of $29,000 in 2013 and $24,500 in 2012. For directors that served for only a portion of the years, the fee was prorated. Additionally, Mr. Beck received for his role as Chairman of the Board $7,500 and $3,750 as director fees and Mr. Smith received $5,500 and $2,750 for his role as Chairman of the Government Security Committee during 2013 and 2012, respectively.  During 2013 and 2012, each participating Director received an additional $1,500 for their participation on the Government Security Committee or the Compensation Committee. No director fees were paid to Mr. Gunther in 2012, as his services did not commence until very late in 2012; however, consulting fees were paid on Mr. Gunther’s behalf in the amount of $8,350 during 2012. Director fees are paid in cash.

Directors	2013 Director’s Fees	2013 Other Compensation	2012 Director’s Fees	2012 Other Compensation
Max Engler	$29,000	$—	$24,500	$—
Ibrahim Ibrahim	29,000	750	24,500	—
Jeff Adams	—	—	20,875	563
Ralph Beck(1)	36,500	53,000	28,250	2,250
Trudy Clark	29,000	1,500	24,500	1,500
Carl Smith	34,500	3,750	27,250	2,250
Don J. Gunther	29,000	2,375	—	8,350
TOTAL	$187,000	$61,375	$149,875	$14,913

(1)         Mr. Beck retired from the Board effective December 31, 2013. Mr. C. Robert Campbell joined the board to fill the vacancy left by Mr. Beck. Mr. Don Gunther was appointed Chairman. No director or consulting fees were paid to Mr. Campbell during 2013.

Board Leadership

Mr. Zayed serves as our Chief Executive Officer and Mr. Gunther serves as our Chairman of the Board. We believe the separation of the positions of CEO and Chairman of the Board promotes an independent Board with a strong oversight function that fosters accountability of management.

Board Oversight of Risk

Our management devotes significant attention to enterprise risk management, and our Board is actively engaged in the oversight of this activity, both at the full Board and at the Board committee level. The Company’s enterprise risk management is an integrated effort to identify, assess, and manage risks that may affect the Company’s ability to achieve its strategic and operating objectives. Our Chief Executive Officer and our other executive officers actively participate in Board and committee discussions about risk. We believe the separation of the positions of CEO and Chairman of the Board enhances our risk oversight activity. Our Directors are authorized to contact company officers and employees directly, without going through our Chief Executive Officer or another officer, and Company employees are empowered to bring concerns to our Board.

Board of Directors Meetings and Committees

Members of the Committees as described below are as of follows as of October 21, 2014:

Committee Membership

	Audit	GSC	Compensation	Executive
Don Gunther	✓	✓	✓	✓
Trudy Clark	✓	✓
Max Engler	✓			✓
Ibrahim M. Ibrahim	✓
Carl Smith	✓	✓	✓	✓
C. Robert Campbell	✓		✓
Nidal Zayed	✓	✓

The Board met seven times in 2013. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during the period for which they were a Director. The Company has a Government Security Committee, a Compensation Committee and an Executive Committee. The full Board serves as the Audit Committee which was headed by Max Engler until December 2013 at which time Mr. C. Robert Campbell was appointed to head the Audit Committee when he joined the Board. The Board of Directors has determined that Mr. Engler and Mr. Campbell are “audit committee financial experts” as defined in the rules of the SEC. Mr. Engler and Mr. Campbell are independent directors. The Audit Committee does not have a charter. The Board, in its capacity as the Audit Committee, has reviewed and discussed the audited financial statements with management and the Company’s independent auditors for the fiscal years ended December 31, 2013 and 2012 as well as each quarterly report for all of 2012, 2013 and the quarters ended March 31 and June 30, 2014. The Board discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. The Board has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Board concerning independence, and has discussed with the independent account the independent accountant’s independence. Based on the above-mentioned review and discussions with management and the independent registered public accountants, the Board recommended that our company’s audited financial statements be included in its Annual Report on Form 10-K and this Form 14A for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Compensation Committee

C. Robert Campbell

Don Gunther

Carl Smith

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, stock option awards, retirement and other compensation for all directors and officers of the Company and for such other people as the Board may designate. The Compensation Committee does not have a charter. All of the members of this Committee are “disinterested persons” under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee’s primary responsibility is to formulate and maintain the compensation program of the Company in order to develop and retain (and attract, when necessary) people important to the Company’s performance. This Committee specifically acts to evaluate the performance and set the total compensation for the executive officers of the Company, including the CEO, in accordance with Company guidelines and in light of market based research for its peer group. This Committee has delegated to the CEO the power to set compensation for the officers. In addition, the Committee considers the advisory vote of the shareholders, which has historically been in support of the executive compensation, along with the other aforementioned factors in determining and reviewing the compensation of Company executives. The Compensation Committee is chaired by Mr. Gunther. The Compensation Committee met in May and December of 2013. No independent compensation consultant was paid in excess of $120,000 for services during 2013 and no conflicts of interest have been identified with regard to any compensation consultant engaged. The Compensation Committee has reviewed the Compensation Discussion and Analysis and recommended it for inclusion in the Form 10-K and this Form 14A for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Executive Committee

Don Gunther

Max Engler

Carl Smith

The Executive Committee generally reviews certain projects and certain financing matters as requested by Company management and/or the Board of Directors. In 2013, the members of the Executive Committee did not receive any meeting fees or other compensation for their service on the Committee. The Executive Committee did not meet in 2013 or thus far in 2014.

Government Security Committee

Don Gunther

Trudy Clark

Carl Smith

Nidal Zayed

The Government Security Committee’s responsibility is to ensure compliance with the terms of the Company’s Special Security Agreement with the United States government and that policies and procedures are established and maintained to ensure the safeguard and control of all classified information and controlled but unclassified information in the possession of the Company. The Government Security Committee met three times in 2013 and is chaired by Mr. Carl Smith. Non-officer directors of the Government Security Committee receive an additional $1,500 for their service on the Committee. Mr. Smith received $5,500 for his role as Chairman of the Government Security Committee during 2013.

Additional Information on Nominations for Directors

The Company does not have a standing nominating committee. Each director participates in decisions relating to making the Company’s nominations for directors. The Board of Directors believes that, considering the size of the Company and the Board of Directors, nominating decisions can be effectively made on a case-by-case basis and there is no need for the added formality of a nominating committee. Additionally, the Board of Directors believes that it is not appropriate to have a standing nominating committee because the Majority Stockholders own over 96.0% of the voting power of the Company and thereby have the power to choose all directors of the Company.

The Board of Directors does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because the Board believes that it can adequately evaluate any such nominees on a case-by-case basis. Independent third parties introduced the two most recent directors nominated (Mr. Don Gunther and Mr. C. Robert Campbell) to the CEO of the Company who in turn introduced them to the full Board to be considered for nomination to the Shareholders. All other directors have been approved by the Shareholders in prior annual meetings and are up for reelection in this 2013 annual meeting. No fees were paid to third party search firms in connection with the sourcing of Mr. Gunther or Mr. Campbell. The Board will consider stockholder-recommended candidates under the same criteria as internally generated candidates. Any stockholder wishing to submit such a recommendation should do so in writing addressed to Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois 60148, Attention: Corporate Secretary. See “Stockholder Proposals” below in this Proxy Statement for information regarding procedures that must be followed by shareholders in order to nominate directors at the 2014 annual meeting. The Company does not have a policy for the consideration of diversity in identifying nominees for director.

The Company and the Majority Stockholders are parties to a Special Security Agreement with the United States government. That Special Security Agreement establishes certain criteria for the qualifications of directors. All nominees shall meet such criteria. Beyond these criteria, the Board does not currently have additional minimum criteria for nominees, although substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board and its Committees.

The Company does not have a policy regarding the attendance of directors at annual meetings of stockholders. No Director attended the 2013 Annual Meeting of Stockholders.

Executive Officers

Name and Age; Years Served as Executive Officer	Principal Occupation for Past Five Years; Other Directorships
Nidal Zayed Age 53 Director Since 1998 Chief Executive Officer since 2005

Nidal Zayed, President & Chief Executive Officer, joined Pernix Group in January 1996. He received a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982. Mr. Zayed also serves as a Director for the Company.

Patrick J. Gainer Age 54 Chief Financial Officer Since September 2014

Mr. Gainer, is an accomplished senior financial executive with more than 25 years of multi-industry experience. Mr. Gainer most recently served as a managing partner and CFO for two private equity portfolio companies where his responsibilities included finance, controls, audit, tax, treasury, accounting, information technology and operations. Prior to that Mr. Gainer had a twenty plus year accomplished career with Motorola in Schaumburg, Illinois where he held progressive positions with his most recent assignment being Vice President and Director of Finance of a $1.7 billion global automotive business unit.  Mr. Gainer is a proven professional, with deep knowledge of operations, international finance, expertise in driving profitability and is skilled in identifying acquisition targets, negotiating, structuring and closing transactions and related financing as well as company reorganization. Mr. Gainer also worked for several years in public accounting at the beginning of his career.

Carol Groeber Age 50 Controller and Principal Accounting Officer Since August 2011

Ms. Groeber joined Pernix Group as the Controller in June 2011 and was elected Principal Accounting Officer in August 2011. Ms. Groeber is responsible for all SEC reporting, certain policy formation and tax compliance, assists in establishing and maintaining financing relationships, budgeting, strategic financial planning and assisting with human resource management at its corporate headquarters. She is also responsible for all financial operations including reporting and tax matters pertaining to the company’s international subsidiaries. Ms. Groeber brings 25 years of accounting and reporting expertise to Pernix. Prior to joining Pernix Group, Ms. Groeber consulted for the Company for almost two years related to various SEC filings and the December 2009 acquisition of TransRadio SenderSysteme, Berlin, AG. She has management consulting experience with several fortune 500 companies and has also held various financial reporting management positions including the Director of Accounting Policy of Navistar, the Financial Reporting Manager of Nicor and a V.P. Group Finance Officer for Heller Financial, Inc. She began her career in 1987 with Deloitte and Touche LLP in the audit practice for five years. She graduated from the University of Northern Iowa (B.A. in Accounting) and passed the CPA exam in 1987.

Gregg Pollack Age 52 Chief Financial Officer January 2012 — September 2014

Mr. Pollack joined the Company to manage financial, administrative and human resource functions at the corporate level, bringing to Pernix over 25 years of experience in corporate finance, mergers & acquisitions, strategic planning, project finance and financial management. Mr. Pollack was most recently CEO of Tasmanian Dairy Products Co. Ltd., (TDP), an Australian dairy company formed to build and operate a $70 million milk processing plant, and he is currently a director of TDP. Prior to his work overseas, he was a Managing Director with Chicago-based investment bank Dresner Partners, where he was employed for over 12 years, advising middle market business owners and corporate boards with respect to capital formation, mergers & acquisitions, business valuation and long-term strategy. He received a BS in Economics (concentration in Accounting) and an MBA in Finance from the Wharton School of the University of Pennsylvania, and he is a member of the AICPA and the Illinois CPA Society.

Executive Compensation and Other Matters

The following table sets forth a summary of compensation paid to the persons who served as the Chief Executive Officer and any other executive officers as of December 31, 2013, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2013:

	Year	Salary	Bonus	Options Awards	All other Compensation	Total
Name and Principal Position	($) (1)	($)(1)	($)(1)	($)(3)	($) (2)	($)

Nidal Zayed (4)	2013	330,009	75,000	120,000	32,495	557,504
Chief Executive Officer	2012	314,442	100,000	62,400	22,926	499,768

Gregg Pollack	2013	207,020	25,000	50,000	19,883	301,903
Chief Financial Officer and VP Administration	2012	206,769	31,500	36,400	16,454	291,123

Carol Groeber	2013	165,090	35,000	35,000	4,944	240,034
Controller &Principal Accounting Officer	2012	154,615	30,000	23,400	4,903	212,918

NOTES TO PRECEDING TABLE

(1)         Includes salary paid by Pernix Group during 2013 and 2012, before any deductions for contributions to Pernix Group’s 401(k) Savings Plan. Bonuses included are presented in the year for which they were earned and were paid during the first quarter of the subsequent year.

(2)         Pernix Group provided a vehicle to Mr. Zayed at a cost of $11,304 in 2013 and $2,925 in 2012. Pernix Group provided Mr. Zayed with health insurance for him and his family at a cost of $17,191 in 2013 and $16,001 in 2012. The Company contributed as part of its 401K match plan $4,000 during 2013 and 2012, to Mr. Zayed’s, Mr. Pollack’s and Ms. Groeber’s 401K account. In addition, the Company paid insurance premiums totaling $15,883 and $12,454 for Mr. Pollack and $944 and 903 for Ms. Groeber, respectively during 2013 and 2012. Mr. Pollack left the Company in September 2014 and Mr. Patrick Gainer joined Pernix Group, Inc. In connection with Mr. Gainer’s appointment as Chief Financial Officer, the Company approved the following compensation arrangements: (i) annual base salary of $250,000; (ii) annual bonus opportunity of up to 40% of his base salary; (iii) other benefits commensurate with his position, including the award of 50,000 stock options in Pernix Group, Inc. under the EIP with an estimated value of $39,000 and a vesting period of 3 years.

(3)         The amounts reported in this column reflect the aggregate fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the Officers. Assumptions used in the calculation of these values are included in Note 19 along with a description of equity compensation plans. Additional options awarded in early 2014 are excluded from this table and valuation of the 2014 option awards is in process and will be computed in accordance with ASC 718.

(4)         In addition to the awards outlined in the this table, Mr. Zayed received an equity award of 1,000,000 options on September 8, 2014 with an estimated value of approximately $0.8 million, pursuant to the results of a market based compensation study. The award was reviewed and approved by the Board in consultation with the majority shareholders.

Stock Options

As of June 30, 2014 there were 452,500 stock options outstanding under the ISOP and EIP to executive officers and key employees (270,000 to Mr. Nidal Zayed, 105,000 to Mr. Gregg Pollack and 77,500 to Ms. Carol Groeber). In addition, there were 231,500 options outstanding to Directors under the LTIP and EIP. See the Equity Compensation discussion for further detail.

The Compensation Committee may, in its discretion, provide in any Award Agreement or, in the event of a change in control as defined in the EIP, LTIP and ISOP (Change in Control), may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and shares of stock acquired pursuant thereto upon such conditions, including termination of the Participants Service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable.

Certain Relationships and Related Transactions

Our Board of Directors reviews and approves all transactions, arrangements or relationships with us in which any Director, executive officer or shareholder who owns more than 5% of our common stock (including immediate family members of Directors and executive officers and any entities owned or controlled by any of the above) has a direct or indirect material interest, which involve $10,000 or more and are not generally available to all of our employees, other than ordinary course Director or employee compensation arrangements or a transaction with another company at which the related person is a Director or owner of less than a 5% equity interest. In reviewing the related-party transactions, the Board of Directors will consider primarily the following factors: (1) the extent of the related person’s interest in the transaction, (2) the availability of other sources of comparable products and services, (3) whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (4) the benefits to us, and (5) the aggregate value of the transaction. No member of the Board with an interest in a related-party transaction will participate in the decision-making process regarding that transaction. The Committee also will review any relationships with family members of 5% shareholders to the extent such matters are brought to the Committee’s attention.

During the first quarter of 2013, the Company established Pernix RE, LLC, a limited liability company for the purpose of purchasing the land and building in which its corporate headquarters are maintained. The land and building were purchased for $1.1 million from Baron Real Estate Holdings (Baron), a related party. The Company paid cash of $550,000 and obtained seller financing from Baron for $550,000 with interest accruing at a rate of 4.0% per annum. The Board of Directors approved the building and land purchase in early 2013. The note is payable in twelve monthly installments beginning in March 2013. The assets were recorded at the carrying value utilized by Baron (a related party under common control as it is owned by Ernil Continental, S.A., BVI, Halbarad Group, Ltd., BVI, and Affiliates). The Company now leases office space to Computhink (a related party) under a 5 year operating lease for $5,347 average rent per month. Rental income from Computhink amounted to $26,924 and $0 for the six months ended June 30, 2013 and 2012, respectively and is based on market rental rates for similar office space in the vicinity.

On December 30, 2013 the Company sold 550,000 and 450,000 shares of Series A Preferred Stock to Ernil Continental, S.A., BVI and Halbarad Group, Ltd., BVI, respectively for $5.00 per share, resulting in proceeds received by the Company of $5.0 million.  The Company anticipates using the proceeds for potential acquisitions and operating activities as needed.  Holders of Series A Preferred Stock are entitled to receive cumulative cash dividends at the annual rate of 8%, payable quarterly, have no voting rights and rank senior to common stock.  As of December 31, 2013, 1,000,000 shares of the Series A Preferred Stock were issued and outstanding. The Series A Preferred Stock is convertible into 1,428,572 shares of Pernix Group common stock computed by multiplying the number of shares to be converted by the purchase price of $5.00 per share and dividing the result by the conversion price of $3.50. No dividends were accrued or paid on the Series A Preferred Stock during 2013 and $300,000 of dividends have been paid on the Series A Preferred Stock during 2014.

Independent Public Accountants and Audit Fees Summary

The following disclosure was provided in the10-K filed with the SEC on March 28, 2014.BDO USA, LLP, the Company’s independent registered auditor of record (see Item 2 below), has previously reviewed the disclosure contained below and had no disagreement with the relevant portions of the disclosure.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered accountants. In late 2013, the Company terminated CohnReznick LLP as its principal accountant and in January 2014 the Company engaged BDO USA, LLP as its new principal accountant.

The dismissal of CohnReznick was approved by the audit committee (“Audit Committee”) of the Registrant’s board of directors. CohnReznick was appointed as the Registrant’s independent registered public accounting firm on November 12, 2012. CohnReznick’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 and through the subsequent interim period ending December 5, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Furthermore, during the fiscal year ended December 31, 2012 and the subsequent interim period through December 5, 2013, there were no disagreements between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CohnReznick would have caused CohnReznick to make reference thereto in its reports on the Company’s consolidated financial statements.

On December 6, 2013, the Company provided CohnReznick with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and CohnReznick furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not CohnReznick agrees with the above disclosures. These matters were initially reported on Form 8-K filed with the SEC on December 10, 2013.

The following table presents fees for professional services rendered by BDO USA, LLP, the principal accountant for the respective periods indicated:

Services Performed	2013 (Note 4)	2012 (Note 3)
Audit Fees (Note 1)	$209,436	$—
Tax Fees (Note 2)	27,759	—
Total Fees	$237,195	$—

NOTES TO PRECEDING TABLE

(1)         Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and certain transition procedures as well as audit services provided in connection with statutory filings.

(2)         Tax fees principally represent fees billed for tax preparation.

(3)         Principal accountant fees in relation to the year ended December 31, 2012 were paid to CohnReznick LLP.  Fees paid for the year ended December 31, 2012 were $277,832 for audit fees, $68,400 for tax services and $111,046 for other accounting services.

(4)         Included in the fees above for the year ended December 31, 2013 are fees to be paid to BDO USA, LLP.  Excluded from the table above are fees relating to services performed by CohnReznick LLP related to the year ended December 31, 2013 in the amounts of $138,500 for audit services, $1,560 for tax services and $9,012 of other accounting services.

ITEM 2.

PROPOSAL TO RATIFY THE COMPANY’S INDEPENDENT REGISTERED AUDITOR OF RECORD

Recommendation for 2014.

Our Board of Directors recommends ratification of the appointment of BDO USA, LLP.

The selection of BDO USA, LLP as our independent registered auditor of record is not required to be submitted to a vote of the stockholders for ratification. The Sarbanes-Oxley Act of 2002 requires that the Board of Directors be directly responsible for the appointment, compensation, and oversight of our independent auditors. Our Board of Directors is submitting the selection to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Board of Directors will reconsider whether to retain BDO USA, LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if the stockholders ratify the selection, the Board of Directors may, at its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

A representative of BDO USA, LLP is expected to be present at our Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. Additionally, this representative will be available to answer appropriate questions that you may have regarding BDO USA, LLP’s examination of our consolidated financial statements for 2014 and 2013.

The Board of Directors unanimously recommends a vote to ratify the engagement of BDO USA, LLP as the Company’s independent registered auditor of record, as described above.

ITEM 3.

PROPOSAL TO APPROVE ALLOCATION OF AN ADDITIONAL 1,000,000 COMMON EQUITY SHARES TO THE EQUITY INCENTIVE PLAN (EIP).

The full Board of Directors recommends to the Stockholders to approve 1,000,000 shares be allocated to the EIP to cover any and all award types under the plan.

The Board of Directors recommends a vote “FOR” the approval of the allocation of 1,000,000 shares to the EIP.

ITEM 4.

ADVISORY VOTE ON EXECUTIVE COMPENSATION.

The enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As discussed in our Compensation Committee Discussion, our executive compensation programs for our executive officers, as well as other employees, are built on a foundation of these guiding principles:

•                  Competitive Positioning: Total remuneration is designed to attract and retain the executive talent required to achieve our goals through a market competitive total remuneration package.

•                  Fairness: Our compensation programs are designed to be fair and equitable across all employee groups and should not unfairly discriminate in favor of any one individual or group on the basis of age, service, or other non-performance related criteria.

•                  Ownership and Responsibility: Our compensation programs recognize individual contributions as well as link executive and stockholder interests through compensation plans and programs that reward our executives, including our executive officers based on increases to stockholder value and the financial success of the Company.

We believe that the Company’s executive compensation programs have been effective at incenting the achievement of positive results, appropriately aligning pay and performance and in enabling the Company to attract and retain very talented executives within our industry.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our 2013 executive compensation policies and procedures for executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders.

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our stockholders’ concerns and take them into account when designing future executive compensation programs.

The Board of Directors recommends that you indicate your support for the Company’s executive compensation in fiscal year 2013, as outlined in the above resolution. Therefore, your board of directors recommends a vote “for” item 4.

STOCKHOLDER PROPOSALS

TO BE PRESENTED AT 2015 ANNUAL MEETING

The rules promulgated by the SEC under the Securities Exchange Act of 1934 entitle a Company stockholder to require the Company to include a stockholder proposal in the proxy materials distributed by the Company. However, those SEC rules do not require the Company to include in its proxy materials any nomination for election to the Board (or any other office with the Company) or impose other limitations on the content of a stockholder proposal, and those rules also contain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company’s Common Stock for at least one year before the proposal is submitted by the proponent).

To be considered as satisfying the timeliness requirement of the Company’s Bylaw provisions and the SEC rules in connection with the proxy materials to be distributed by the Company with respect to the 2015 Annual Meeting, stockholder proposals must be received by the Corporate Secretary, Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois, 60148, not later than July 3, 2015.

FORM 10-K ANNUAL REPORT

The Company is subject to the filing requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy/ information statements and other information including annual and quarterly reports of Form 10-K and 10-Q (the “Exchange Act Filings”) with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100F Street, NE Washington, D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will post the Preliminary Proxy and the Definitive Proxy on Schedule 14A on the Company’s website: http://pernixgroup.com. We will also provide without charge, to each person to whom a proxy is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement. Such requests should be directed to the Corporate Secretary, Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois, 60148.This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

STOCKHOLDER COMMUNICATIONS WITH BOARD

Stockholders may contact the Company’s Board of Directors as a group or an individual director by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, Pernix Group, Inc., 151 E. 22nd Street, Lombard, Illinois, 60148. Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed. The Corporate Secretary will relay all communications received to the specified board members.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business that management intends to present or knows that others will present at the Annual Meeting has been included within this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy Card to vote the Proxy Card on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Lombard, Illinois	/s/ Nidal Z. Zayed
Nidal Z. Zayed
Dated: October 23, 2014	Secretary, President & Chief Executive Officer

APPENDIX A — 2014 Form of Proxy

Pernix Group, Inc. 2014 Form of Proxy

This proxy/voting instruction card will be voted as directed. Please mark your votes as indicated in this example: x

A vote FOR the following proposals is recommended by the Board of Directors.

1. Nomination and Election of Directors
To elect Don Gunther, Trudy Clark, Max Engler, Ibrahim Ibrahim, Carl Smith, C. Robert Campbell and Nidal Z. Zayed to hold office for a one-year term or until their respective successors are elected and qualified, whichever is earlier.

FOR* all nominees listed (except as marked to the contrary) ☐	WITHOLD AUTHORITY to vote for all nominees listed ☐

*INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.

Don Gunther, Trudy Clark, Max Engler, Ibrahim Ibrahim, Carl Smith, C. Robert Campbell, Nidal Z. Zayed

2. Proposal to Ratify the Company’s Independent Registered Auditor of Record	FOR	AGAINST	ABSTAIN

To ratify the selection of BDO USA, LLP as the Company’s independent registered auditor of record.	☐	☐	☐

3. Proposal to approve allocation of an additional 1,000,000 common equity shares to the Equity Incentive Plan (EIP)	FOR	AGAINST	ABSTAIN

To approve 1,000,000 shares be allocated to the EIP to cover any and all award types under the plan.	☐	☐	☐

4. Advisory Vote on Executive Compensation	FOR	AGAINST	ABSTAIN

To approve the advisory vote on executive compensation.	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed above. If properly executed and returned with no direction made by shareholders of record, this Proxy will be voted for in favor of proposals 1, 2, 3  and 4. If no direction is made by holders in street name, this Proxy will be voted for in favor of proposal 2 and proposals 1, 3 and 4 will be broker non-votes.

Dated: , 2014	Shares:
Month Date	Number of Shares

Signature	Signature (if held jointly)

This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

PLEASE ACT PROMPTLY - SIGN, DATE & MAIL YOUR PROXY CARD TODAY. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

If your address has changed, please correct the address in the space provided below.

Name:

Address:

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